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         DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM
         NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM

            Alliance All-Market Advantage Fund, Inc.

                 Right Offering for Common Stock

         This form is to be used only by nominee holders or by the Depository Trust Company ("DTC") participants to exercise the Over-Subscription Privilege in respect of Rights with respect to which the Primary Subscription Privilege was exercised in full and delivered through the facilities of a common depository or DTC. All other exercises of Over-Subscription Privileges must be effected by the delivery of the Subscription Certificate.

         The terms and conditions of the rights offering are set forth in the Fund's Prospectus dated June [ ], 1999 (the
"Prospectus") and are incorporated herein by reference. Copies of the Prospectus are available upon request from the Information
Agent.

           PLEASE COMPLETE ALL APPLICABLE INFORMATION

         Void unless received by the Subscription Agent with payment in full or with a properly completed Notice of Guaranteed
Delivery before 5:00 p.m., New York City time, on July 16, 1999
(the "Expiration Date"), unless extended by the Fund.

By First Class Mail:           By Facsimile:          By Hand, Express Mail or

The Bank of New York           (Telecopier):          Overnight Courier:
Tender and Exchange            (212) 815-6213
  Department                   Confirm by Telephone   The Bank of New York
P.O. Box 11248                 (800) 507-9357         Tender and Exchange
Church Street Station                                   Department
Church Street Station                                 101 Barclay Street
New York, New York                                    Receive and Delivery
10286-1248                                              Window
                                                      New York, New York 10286

         1. The undersigned hereby certifies to the Subscription Agent that it is a participant in [Name of Depository] (the "Depository") and that it has either
(i) exercised the Primary Subscription in respect of the Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Fund or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of the Fund.



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         2. The undersigned hereby exercises the Over-
Subscription Privilege to purchase, to the extent available, shares of Common Stock and certifies to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.

         3. The undersigned understands that payment of the
Estimated Subscription Price of [$   ] per share for each Share
of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date, unless a Notice of Guaranteed Delivery is used, in which case, payment in full must be received by the Subscription Agent not later than the close of business on the third business day after the Expiration Date. The undersigned represents that such payment, in the
aggregate amount of $           either

                    Continued on other side)

































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                    (check appropriate box):

\   \  has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

\   \  is being delivered to the Subscription Agent herewith

\    \ has been separately delivered to the Subscription Agent


_______________________________________   ___________________________________
Primary Subscription Confirmation Number  Name of Nominee Holder


_______________________________________   ___________________________________
Depository Participant Number             Address


Contact Name___________________________   ___________________________________
                                          city          State        Zip Code

Phone Number___________________________   By:________________________________


Dated:____________________, 1999          Name:______________________________


                                          Title:_____________________________

PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD
DATE POSITION OF RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES
SUBSCRIBED AND THE NUMBER OF OVER- SUBSCRIPTION SHARES, IF
APPLICABLE, REQUESTED BY EACH SUCH OWNER.

PLEASE NOTE: THIS FORM WILL NOT BE ACCEPTED AS VALID UNLESS THE
FOLLOWING INFORMA- TION IS PROVIDED FOR THE ALLOCATION OF OVER-
SUBSCRIPTION SHARES.

The positions below pertain to those persons on whose behalf the Over-Subscription is being exercised.

____________       Total number of record date shares

____________       Total number of primary rights exercised









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